                                                                EXHIBIT m(7)(b)

                                AMENDMENT NO. 1
                                     SECOND
                              AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)



The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

     Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:


                                  "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)


                                                                                                       MAXIMUM
                                                         ASSET-BASED              SERVICE             AGGREGATE
             FUND                                        SALES CHARGE               FEE                  FEE
             ----                                        ------------               ---                  ---

AIM Balanced Fund                                           0.75%                   0.25%               1.00%

AIM Global Utilities Fund                                   0.75%                   0.25%               1.00%

AIM Select Growth Fund                                      0.75%                   0.25%               1.00%

AIM High Yield Fund                                         0.75%                   0.25%               1.00%

AIM Income Fund                                             0.75%                   0.25%               1.00%

AIM Intermediate Government Fund                            0.75%                   0.25%               1.00%

AIM Money Market Fund                                       0.75%                   0.25%               1.00%

AIM Municipal Bond Fund                                     0.75%                   0.25%               1.00%

AIM Value Fund                                              0.75%                   0.25%               1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated: May 1, 1998

                                             AIM FUNDS GROUP
                                            (on behalf of its Class B  Shares)

Attest: /s/ SAMUEL D. SIRKO                 By: /s/ ROBERT H. GRAHAM
       --------------------------              -------------------------------
        Assistant Secretary                     President




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